                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES


              NAME OF SUBSIDIARY                   JURISDICTION OF INCORPORATION
              ------------------                   -----------------------------
1. Sage Design Systems (India) Private Limited                 India
